UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2015

Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)
(816) 201-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 1, 2015, Cerner Corporation (“Cerner”) entered into an Amendment Agreement to Master Sale and Purchase Agreement (the “Amendment”) with Siemens AG, a stock corporation organized under the laws of Germany (“Siemens”), providing for certain amendments, modifications and clarifications to the terms of the Master Sale and Purchase Agreement dated as of August 5, 2014 (the “Agreement”). Such Amendment includes, without limitation, modifications to the scope of the assets being purchased, modifications to the working capital and purchase price calculations, clarifications to certain of the parties’ agreements relating to taxes, clarifications to various employment obligations of the parties, and an agreement of Siemens to prepay various trade payables.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.
On February 2, 2015, Cerner completed the acquisition of substantially all of the assets, and assumed certain liabilities, of Siemens’ health information technology business unit, Siemens Health Services, pursuant to terms of the Agreement, as amended by the Amendment, for approximately $1.3 billion (USD) of cash, plus working capital adjustments. The purchase price is subject to certain post-closing adjustments for working capital and pension obligations. The cash portion of the purchase price was funded through available cash resources.

At closing, Cerner and Siemens entered into transition services agreements pursuant to which Siemens or its affiliates will provide certain transitional services to Cerner and its affiliates for up to six months after closing.

A copy of the press release issued by Cerner on February 2, 2015 announcing the completion of the acquisition of Siemens Health Services is filed herewith as Exhibit 99.1 and is incorporated into this Item 2.01 by reference.

Item 9.01 Financial Statements and Exhibits.
a)     Financial Statements of Businesses Acquired
Financial statements required by this item will be filed by Cerner by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
b)     Pro Form Financial Information
Pro forma information required by this item will be filed by Cerner by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
d)     Exhibits

10.1	Amendment Agreement to Master Sale and Purchase Agreement dated February 1, 2015.
99.1 Press Release of Cerner Corporation dated February 2, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: February 2, 2015	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment Agreement to Master Sale and Purchase Agreement dated February 1, 2015
99.1	Press Release of Cerner Corporation dated February 2, 2015